EXHIBIT 99.1

Fogo de Chão, Inc. Reports First Quarter 2016 Results

DALLAS, May 10, 2016 (GLOBE NEWSWIRE) -- Fogo de Chão, Inc. (NASDAQ:FOGO) today reported financial results for its 13-week fiscal first quarter ended April 3, 2016.

Key Highlights for the First Quarter of 2016 Include:

  Total revenue was $68.9 million for the 13-week period ending April 3, 2016, which represents 10.6% growth over the same quarter last year on a constant currency basis(1).
  Company-owned comparable restaurant sales increased 1.1%, in line with guidance.
  GAAP net income was $6.0 million compared to $4.7 million in the first quarter of 2015.
  Adjusted net income(2)was $6.2 million, or $0.21 per diluted share compared to $6.1 million(1) in the first quarter of 2015.
  Opened Naperville, the Company’s third restaurant in the Chicagoland area.

(1) In order to assess how the business performed in the current period, the Company has adjusted the prior period on a constant currency basis. Constant currency information compares results between periods as if exchange rates had remained constant period-over-period. The Company compares the percent change in the results from one period to another period using constant currency to exclude the effects of foreign currency fluctuations.
(2) Adjusted net income is a non-GAAP measure. A reconciliation of GAAP net income to adjusted net income is included in the accompanying financial data. See also "Non-GAAP Financial Measures" below.

“We are pleased to report consolidated comparable sales of 1.1%, in line with our expectations,” said Larry Johnson, Chief Executive Officer of Fogo de Chão, Inc.  “U.S. company-owned comparable restaurant sales were up 0.9% driven primarily by increased guest traffic of 3.0%.  Our traffic increase was 250 basis points above the average of our peers as reported by Knapp Track and Black Box’s Upscale/Fine Dining Index. These results indicate our guests’ appreciation for our incredible food, as well as the interactive and approachable fine dining experience that we provide.  We believe that our results this quarter demonstrate our ability to navigate this softening sales environment across our industry as we delivered EPS in line with our internal expectations.”

“During the quarter we opened one location, in Naperville, Illinois and continue to expect, in total, as many as five to six restaurants in 2016, including at least one international joint venture restaurant,” concluded Johnson.

First Quarter 2016 Financial Results

Total revenue for the first quarter of Fiscal 2016 was $68.9 million compared to $65.0 million in the first quarter of 2015.  The $3.9 million increase is primarily attributable to new restaurant locations opened in the last 12 months, partially offset by a $2.7 million negative foreign exchange impact. On a constant currency basis, revenues for the first quarter increased 10.6% over the same quarter last year.  Company-owned comparable restaurant sales, which include both U.S. and Brazil restaurants, increased 1.1%. Due to the 53rd week in Fiscal 2015, the comparable restaurant sales calculation is based on comparing sales in the first fiscal quarter of 2016 (13-week period ended April 3, 2016) to the corresponding calendar period of 2015 (13-week period ended April 5, 2015).

U.S. restaurant revenue increased 10.9% to $60.6 million in the first quarter of 2016 from $54.7 million in the first quarter of 2015 primarily due to new restaurant locations opened in the last 12 months.  U.S. company-owned comparable restaurant sales increased 0.9%.

Brazil restaurant revenue was $8.2 million in the first quarter of 2016 compared to $10.2 million in the first quarter of 2015.  The decrease in revenue compared to last year was driven entirely by a $2.7 million foreign exchange impact, partially offset by strong comparable restaurant sales, which increased 2.3%. Excluding the impact of foreign exchange, Brazil revenues for the first quarter increased 9.0% over the prior year period on a constant currency basis.

GAAP net income for the first quarter of 2016 was $6.0 million, compared to $4.7 million in the first quarter of 2015.  Adjusted net income in the first quarter of 2016 was $6.2 million, or $0.21 per diluted share, compared to $6.1 million, or $0.21 per diluted share in the first quarter of 2015 on a constant currency basis. A reconciliation between GAAP net income and adjusted net income is included in the accompanying financial data.

Development Update

As of April 3, 2016, the Company operated 41 company-owned restaurants, ten of which are in Brazil, and one joint venture restaurant in Mexico City.

During the first quarter the Company opened one new restaurant in Naperville, Illinois.   Additionally, the Company’s Middle East joint venture recently began construction on its first restaurant in Jeddah, Saudi Arabia. In 2016 the Company expects to open as many as five to six restaurants including at least one international joint venture restaurant.  Currently the Company has two restaurants under construction, two leases signed for additional 2016 restaurants, and four leases signed for restaurants in 2017 and beyond.

Investors are reminded that the actual number and timing of new restaurant openings is subject to a number of factors outside of the Company's control including, but not limited to, weather conditions and factors under the control of landlords, contractors and regulatory/licensing authorities.

2016 Outlook

The Company reiterates its previous guidance for expected Fiscal 2016 results, including diluted EPS of $0.93 to $0.96. The Company is updating its guidance to reflect current operating trends. Guidance is as follows:

Updated:

  Total revenue of $290 million to $294 million (previously $293 million to $297 million), exchange rate of 3.84 (previously assuming 4.11 Brazilian reais to 1 US dollar in the original guidance);
  Company-owned comparable restaurant sales growth of 0% to 1% (previously 1% to 2%);
  Opening as many as five to six restaurants including one international joint venture restaurant (previously opening of five to six Company-owned restaurants);
  Pre-opening expenses of $3.4 million to $4.0 million; (previously $3.7 million to $4.3 million); and
  Capital expenditures of $28 million to $32 million (previously $31 million to $35 million).

Unchanged:

  Restaurant contribution margin of 31.0% to 31.5%;
  General and administrative expenses of $20 million to $21 million;
  Depreciation expense of $14.7 million to $15.2 million;
  Tax rate of 32% to 33%; and
  Diluted net income per share is expected to range between $0.93 and $0.96.

Guidance Policy

The Company intends to provide annual guidance as it relates to revenue, comparable restaurant sales growth, restaurant contribution margin, general and administrative expense, tax expense, and development schedule.  The Company expressly disclaims any duty to update this guidance.

Conference Call/ Webcast

The Company will host a conference call to discuss its first quarter 2016 financial results today at 5:00 PM Eastern Time. Hosting the call will be Larry Johnson, Chief Executive Officer, Barry McGowan, President, and Tony Laday, Chief Financial Officer.

The conference call can be accessed live over the phone by dialing (877) 407-0789 or for international callers by dialing (201) 689-8562. A replay will be available two hours after the call and can be accessed by dialing (877) 870-5176 or for international callers by dialing (858) 384-5517; the passcode is 13635436. The replay will be available through Tuesday, May 17, 2016.  The conference call will also be webcast live and later archived on Fogo’s corporate website at ir.fogodechao.com under the ‘News & Events’ section.

About Fogo de Chão

Fogo de Chão (fogo-dee-shoun) is a leading Brazilian steakhouse, or churrascaria, which has specialized for over 36 years in fire-roasting high-quality meats utilizing the centuries-old Southern Brazilian cooking technique of churrasco. Fogo delivers a distinctive and authentic Brazilian dining experience through the combination of high-quality Brazilian cuisine and a differentiated service model known as espeto corrido (Portuguese for "continuous service") delivered by gaucho chefs. Fogo offers its guests a tasting menu of a variety of meats including beef, lamb, pork and chicken, simply seasoned and carefully fire-roasted to expose their natural flavors, a gourmet Market Table with seasonal salads, soup and fresh vegetables, seafood, desserts, signature cocktails and an award-winning wine list. The first Fogo de Chão opened in Brazil in 1979. The Company currently operates 31 restaurants in the United States, 10 in Brazil and one joint venture restaurant in Mexico. Visit FOGO.com for more information.

Safe Harbor Statement

This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. Forward-looking statements relate to expectations, beliefs, projections, guidance, future plans, objectives and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, such as statements regarding our future financial condition or results of operations, our prospects and strategies for future growth, the development and introduction of new products, and the implementation of our marketing and branding strategies. Forward-looking statements can also be identified by words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “seeks,” “intends,” “targets” or the negative of these terms or other comparable terminology. Forward-looking statements are not guarantees of future performance and actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, those discussed in the section entitled "Risk Factors" in our recent annual report on Form 10-K for the fiscal year ended January 3, 2016 filed with the Securities and Exchange Commission. The forward-looking statements included in this press release are made only as of the date hereof. Except as required by applicable securities law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures

The Company uses the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, Adjusted net income (loss), and Adjusted weighted average shares (collectively the "non-GAAP financial measures"). The Company also presents certain results of operations on a constant currency basis to exclude the effects of foreign currency fluctuations. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures used by the Company in this press release may be different from the methods used by other companies.

	Key Financial Data - Fiscal Quarter	Fiscal Quarter Ended				Constant Currency (a)
	(in thousands, except restaurant and per share amounts)	April 3, 2016	March 29, 2015	Change	Change	March 29, 2015	Change	Change

	Comparable Store Sales:
	U.S.	0.9%	0.1%
	Brazil	2.3%	1.0%
	Consolidated	1.1%	0.2%

	Restaurants opened during period	1	1
	Restaurants open at period end	42	35

	Revenue(b):
	U.S.(c)	$60,643	$54,702	$5,941	10.9%
	Brazil	$8,195	$10,243	$(2,048)	-20.0%	$7,517	$678	9.0%
	Consolidated	$68,857	$64,959	$3,898	6.0%	$62,233	$6,624	10.6%

	Adjusted EBITDA attributable to Fogo de Chão, Inc.	$14,094	$14,938	$(844)	-5.7%	$14,399	$(305)	-2.1%

	Net income attributable to Fogo de Chão, Inc.	$5,970	$4,665	$1,305	28.0%	$4,375	$1,595	36.5%
	Adjusted Net income attributable to Fogo de Chão, Inc.	$6,194	$6,361	$(167)	-2.6%	$6,096	$98	1.6%

	Diluted Earnings Per Share	$0.21	$0.20	$0.01	5.0%	$0.19	$0.02	10.5%
	Adjusted Diluted Earnings Per Share	$0.21	$0.22	$(0.01)	-4.5%	$0.21	$-	0.0%

(a)	We compare the percent change in the results from one period to another period using constant currency to exclude the effects of foreign currency fluctuations.
(b)	We have two operating segments: United States and Brazil. Our joint venture in Mexico is included in the United States for segment reporting purposes as the operations of the
	joint venture are monitored by the United States segment management.
(c)	U.S. revenue excludes gift card breakage revenue.

Fogo de Chão, Inc.
Unaudited Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(in thousands, except share and per share amounts)

	Thirteen Week Periods Ended
	April 3, 2016	March 29, 2015

Revenue	$68,857	$64,959
Restaurant operating costs:
Food and beverage costs	19,184	19,164
Compensation and benefit costs	16,175	14,100
Occupancy and other operating expenses (excluding
depreciation and amortization)	12,674	11,174
Total restaurant operating costs	48,033	44,438
Marketing and advertising costs	1,658	1,402
General and administrative costs	5,618	5,708
Pre-opening costs	508	1,003
Depreciation and amortization	3,746	3,004
Other operating (income) expense, net	(55)	(113)
Total costs and expenses	59,508	55,442
Income from operations	9,349	9,517
Other income (expense):
Interest expense, net	(1,126)	(3,928)
Interest income	395	171
Other income (expense), net	—	(2)
Total other expense, net	(731)	(3,759)
Income before income taxes	8,618	5,758
Income tax expense	2,626	1,252
Net income	5,992	4,506
Less: Net income (loss) attributable to noncontrolling interest	22	(159)
Net income attributable to Fogo de Chão, Inc.	$5,970	$4,665
Net income	$5,992	$4,506
Other comprehensive income (loss):
Currency translation adjustment	7,903	(15,330)
Total other comprehensive income (loss)	$7,903	$(15,330)
Comprehensive income (loss)	13,895	(10,824)
Less: Comprehensive income (loss) attributable to noncontrolling interest	25	(34)
Comprehensive income (loss) attributable to Fogo de Chão, Inc.	$13,870	$(10,790)
Earnings per common share attributable to Fogo de Chão, Inc.:
Basic	$0.21	$0.20
Diluted	$0.21	$0.20
Weighted average common shares outstanding:
Basic	28,077,537	22,828,371
Diluted	28,916,072	23,093,016

	Reconciliation to Adjusted Net Income attributable to Fogo de Chão, Inc.(a)
	(in thousands, except share and per share amounts)
		Fiscal Quarter Ended		Constant Currency(k)
		April 3, 2016	March 29, 2015	March 29, 2015

	Net income attributable to Fogo de Chão, Inc.	$5,970	$4,665	$4,375
	Credit facility interest adjustment(b)	—	2,755	2,755
	Management and consulting fees(c)	—	341	341
	Retention agreement payments(d)	—	312	312
	IPO related expenses(e)	—	384	384
	Recurring public company costs(f)	—	(250)	(250)
	Other non-recurring expenses(g)	224	—	—
	Income tax expense(h)	2,608	1,252	1,147
	Pre-tax adjusted net income	8,802	9,459	9,064
	Estimated tax provision(i)	2,608	3,098	2,968
	Adjusted net income attributable to Fogo de Chão, Inc.	$6,194	$6,361	$6,096

	Adjusted net income per common share attributable to Fogo de Chão, Inc.:
	Basic	$0.22	$0.23	$0.22
	Diluted	$0.21	$0.22	$0.21

	Weighted average common shares outstanding:
	Basic	28,077,537	22,828,371	22,828,371
	Diluted	28,916,072	23,093,016	23,093,016
	Adjusted basic shares outstanding(j)	28,077,537	27,853,394	27,853,394
	Adjusted diluted shares outstanding(j)	28,916,072	29,133,227	29,133,227

(a)	Excludes impacts attributable to our joint venture in Mexico.
(b)	Credit facility interest represents the adjustment to interest expense that would have been recorded if the extinguishment of our 2012 Credit Facility had occurred at the beginning of Fiscal 2014.
(c)	Consists of payments to an affiliate of THL for advisory services. Upon the consummation of the IPO we terminated the underlying advisory services agreement with this affiliate of THL.
(d)	Consists of cash payments to our regional managers pursuant to retention and non-compete agreements executed in Fiscal 2012. The final payments under these agreements were paid in October 2015.
(e)	Consists primarily of external professional service costs incurred as we assessed and initiated the process of becoming a public company. These costs include accounting and legal fees for public readiness services, documentation of internal controls to comply with Section 404 of the Sarbanes-Oxley Act and external auditor fees
	incurred for review of all fiscal quarters included in the registration statement.
(f)	Recurring public company costs represent estimated costs that we would have incurred if the IPO had occurred at the beginning of Fiscal 2014.
(g)	Consists of one-time expenses related to the realignment of management of the Brazilian subsidiaries and the legal transfer of the Brazilian subsidiaries to the Company’s Dutch holding company to support the Company’s expansion
	into international markets.
(h)	Consists of recorded income tax expense for the period. Actual taxes are added back and recalculated against pre-tax adjusted net income. Refer to (i).
(i)	Our effective tax rate for the first quarter of Fiscal 2016 is 30.50%. Our estimated effective tax rate for the first quarter of Fiscal 2015 is 32.75% before discrete items.
(j)	Weighted average common shares outstanding (basic and dilutive) for the prior periods have been adjusted and recalculated as if the IPO had occurred at the beginning of Fiscal 2014. The number of dilutive shares was recalculated using the treasury stock method, using the average market price from the date of the IPO through the end of the first
	quarter of Fiscal 2016.
(k)	We compare the percent change in the results from one period to another period using constant currency to exclude the effects of foreign currency fluctuations.

	Reconciliation Adjusted EBITDA attributable to Fogo de Chão, Inc.(a):
	(in thousands)
		Fiscal Quarter Ended		Constant Currency(g)
		April 3, 2016	March 29, 2015	March 29, 2015

	Net income attributable to Fogo de Chão, Inc.	$5,970	$4,665	$4,375
	Depreciation and amortization expense	3,678	3,004	2,879
	Interest expense, net	1,126	3,928	3,928
	Interest income	(395)	(171)	(126)
	Income tax expense (benefit)	2,608	1,252	1,147
	EBITDA	12,987	12,678	12,203
	Pre-opening costs	508	849	799
	Share-based compensation	127	130	130
	Management and consulting fees(b)	—	341	341
	Retention agreement payments(c)	—	312	312
	IPO related expenses(d)	—	384	384
	Non-cash adjustments(e)	248	244	230
	Non-recurring expenses (f)	224	—	—
	Adjusted EBITDA attributable to Fogo de Chão, Inc.	$14,094	$14,938	$14,399

(a)	Excludes impacts attributable to our joint venture in Mexico.
(b)	Consists of payments to an affiliate of THL for advisory services. Upon the consummation of the IPO we terminated the underlying advisory services agreement with this affiliate of THL.
(c)	Consists of cash payments to our regional managers pursuant to retention and non-compete agreements executed in Fiscal 2012. The final payments under these agreements were paid in October 2015.
(d)	Consists primarily of external professional service costs incurred as we assessed and initiated the process of becoming a public company. These costs include accounting and legal fees for public readiness services, documentation of internal controls to comply with Section 404 of the Sarbanes-Oxley Act and external auditor fees
	incurred for review of all fiscal quarters included in the registration statement.
(e)	Consists of non-cash portion of straight line rent expense.
(f)	Consists of one-time expenses related to the realignment of management of the Brazilian subsidiaries and the legal transfer of the Brazilian subsidiaries to the Company’s Dutch holding company to support the Company’s
	expansion into international markets.
(g)	We compare the percent change in the results from one period to another period using constant currency to exclude the effects of foreign currency fluctuations.

Supplemental Selected Constant Currency Adjustment Information

	Fiscal Quarter Ended
Constant Currency reconciliation	April 3, 2016	March 29, 2015

Revenue as reported	$68,857	$64,959
Effect of foreign currency(a)	—	(2,726)
Revenue at constant currency	$68,857	$62,233

Adjusted EBITDA	$14,094	$14,938
Effect of foreign currency(a)	—	(539)
Adjusted EBITDA at constant currency	$14,094	$14,399
Adjusted EBITDA margin at constant currency	20.5%	23.1%

Restaurant contribution	$20,824	$20,521
Effect of foreign currency(a)	—	(751)
Restaurant contribution at constant currency	$20,824	$19,770
Restaurant contribution margin at constant currency	30.2%	31.8%

(a)	As exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of certain results on a constant currency basis in addition to reported results helps improve investors’ ability to understand our operating results and evaluate our performance in comparison to prior periods. Constant currency information compares results between periods as if exchange rates had remained constant period-over-
period. We use results on a constant currency basis as one measure to evaluate our performance. We calculate constant currency by retranslating results across all prior periods presented using a derived exchange rate for the most current year periods presented based on actual results. The tables set forth below calculate constant currency at a foreign currency exchange rate of 3.8761 Brazilian reais to 1 US dollar, which represents the derived exchange rate for the thirteen week period ended April 3, 2016, calculated as explained above. These results should be considered in addition to, not as a substitute for, results reported in accordance with GAAP. Results on a constant currency basis, as we present them, may not be comparable to similarly titled measures used by other companies and are not measures of performance presented in accordance with GAAP.

Fogo de Chão, Inc.
UNAUDITED SELECTED CONSOLIDATED BALANCE SHEET DATA
(in thousands)

	As of	As of
	April 3, 2016	January 3, 2016
Cash and cash equivalents	$21,420	$24,919
Total assets	491,727	487,495
Long-term debt, including current portion	160,000	165,000
Deferred tax liabilities	17,588	15,951
Total liabilities	225,390	234,941
Total Fogo de Chão, Inc. shareholders' equity	264,608	250,611
Total equity	266,337	252,554

Investor Contact:

IR@fogodechao.com
(972) 361-6225

Media Contact:

Kristina Jorge, ICR
Kristina.Jorge@icrinc.com
(646) 277‐1234